UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2026

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NXDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2026, Nextdoor Holdings, Inc. (the “Company”), acting pursuant to authorization from its Board of Directors, notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily withdraw the listing of its Class A common stock, par value $0.0001 per share (the “Common Stock”), from the NYSE and transfer the listing to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects that listing and trading of its Common Stock on the NYSE will end at market close on October 13, 2026 and trading will begin on Nasdaq at market open on October 14, 2026. The Common Stock has been approved for listing on Nasdaq, where it will continue to trade under its current ticker symbol "NXDR."

Item 7.01 Regulation FD Disclosure.

The Company issued the news release attached hereto as Exhibit 99.1 in connection with the transfer of the listing of its Common Stock to Nasdaq. The information furnished under this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	News release issued by Nextdoor Holdings, Inc. on October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: October 1, 2026	By:	/s/ Nirav Tolia
Nirav Tolia
Chief Executive Officer